BARNWELL INDUSTRIES, INC.	P R E S S RELEASE 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
President and Chief Operating Officer

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. ANNOUNCES CORPORATE UPDATE
AND ADDITIONAL EXPENSE REDUCTIONS

HONOLULU, HAWAII, March 2, 2016 -- Barnwell Industries, Inc. (NYSE MKT: BRN) announced today that it anticipates the sale of its remaining developed home and that it was moving forward with additional steps to reduce general and administrative expenses and raise additional cash during the continued low oil and gas price environment.
Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, "First, we are pleased to announce that the second of two homes we developed on the Island of Hawaii is now in escrow under contract to sell; it is anticipated to close within 60 days. If this sale is successfully closed, a portion of the cash proceeds from the sale will be used to pay off the outstanding debt associated with the house which would mean all of the Company's outstanding debt will then have been repaid.
"We are also taking steps to close and sell our New York office; this will both reduce general and administrative expenses and raise working capital.  Second, executive management has further reduced their salaries, effective March 1, to an amount that now reflects a reduction of over 60% from their salaries as of the beginning of 2015."
The information contained in this press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell's future performance, statements of Barnwell's plans and objectives, and other similar statements. Forward-looking statements include phrases such as "expects," "anticipates," "intends," "plans," "believes," "predicts," "estimates," "assumes," "projects," "may," "will," "will be," "should," or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell's expectations are set forth in the "Forward-Looking Statements," "Risk Factors" and other sections of Barnwell's annual report on Form 10-K for the last fiscal year and Barnwell's other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.